Exhibit 99.1

US PRECIOUS METALS, INC ANNOUNCES CHANGES
IN ITS BOARD OF DIRECTORS AND MANAGEMENT STRUCTURE

Lake Mary, Florida – August 2, 2010 - U.S. Precious Metals, Inc. (OTC BB: USPR.OB) (“USPR” or the “Company”) announced changes in its Board of Directors and senior management effected at a Board of Directors meeting held on July 30, 2010.

The Company replaced Michael J. Kugler as CEO and Chairman of the Board with Sheldon Baer, as acting CEO, and Jerry Pane, as acting Chairman of the Board. Mr. Kugler will continue to serve the Company as a board member. Mr. Baer has been a Board member since 2007 and was instrumental in spearheading the 2007-2008 drilling campaign for USPR, including negotiating and setting up physical facilities to operate in Mexico.

Mr. Pane has been a Board member since 2007 and has been instrumental in building relationships and successfully conceptualizing the recent financing through HFP Capital Partners.

The Board of Directors also appointed, Jesus M. Oliveras, the Company’s CFO, to the Board of Directors. Mr. Oliveras has been the Company’s CFO since April 2008 and has been instrumental in the Company’s administration attending the Company’s fiscal, legal and regulatory compliance, and other administrative functions, including the management and oversight of the Mexican subsidiary’s fiscal and administrative functions.

Jerry Pane, the Company’s acting Chairman, stated “The Board has taken these steps as a result of its determination, in consultation with its independent accounting firm and newly appointed outside securities counsel, that a Sarbanes-Oxley violation had occurred as a result of certain cash amounts aggregating $100,000.00 paid by Mr. Kugler to himself which appear to constitute unlawful loans and/or advances for the purposes of a SOX violation.

Mr. Pane continued, “We also believe the actions we have taken will insure the Company is well-positioned to implement its exploration and productions plan. The Board continues to look for senior management candidates with industry experience that can undertake the responsibility to move the Company forward on behalf and on the benefit of all its shareholders.”

About U.S. Precious Metals, Inc.:

USPR is a mineral exploration company headquartered in Lake Mary, Florida and operating in Mexico through its Mexican subsidiary, U.S. Precious Metals de Mexico, S.A. de C.V.  USPR owns significant exploration and exploitation rights to approximately 37,000 acres of land in Michoacan, Mexico.  USPR’s common stock is quoted on the OTC Bulletin Board under the symbol “USPR.”

Statements contained herein that are not based upon current or historical fact are forward-looking statements. Such forward-looking statements relate to future events and future operating results, performance, prospects and opportunities. The use of terms such as “anticipate,” “believe,” “estimate,” “plan,” “intend” and “expect” and similar expressions, as they relate to USPR, or its management, and include statements regarding our belief that actions we have taken will  insure the Company is well-positioned to implement its exploration and productions plans. These forward-looking statements are based on information currently available to USPR and USPR's current plans, intentions and expectations. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause USPR’s actual results, performance, prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in USPR’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009, filed with the U.S. Securities and Exchange Commission on September 16, 2009, as well as the quarterly 10-Q Reports filed during the last three quarters of fiscal year 2010. Except as required by the Federal securities law, USPR does not undertake any obligation to revise or update any forward-looking statements contained herein after the date hereof.

SOURCE: U.S. Precious Metals, Inc.

CONTACT:
U.S. Precious Metals, Inc.
Jerry Pane, Acting Chairman of the Board
(407) 566-9310
http://www.usprgold.com